UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2006

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 29, 2006, Global Crossing Advanced Card Services, Inc., Global Crossing Bandwidth, Inc. and Global Crossing Telecommunications, Inc. (collectively, the "Borrowers"), all of which are subsidiaries of Global Crossing Limited (the "Registrant"), together with certain other subsidiaries of the Registrant (the "Guarantors"), entered into Amendment No. 4 ("Amendment No. 4") to the Loan And Security Agreement dated as of May 10, 2006 (the "Working Capital Facility") among the Borrowers, the Guarantors, the financial institutions from time to time parties thereto as lenders, and Bank of America, N.A., a national banking association, as agent. Amendment No. 4 amends the Working Capital Facility: (1) to increase the letter of credit subline available thereunder from $25 million to $30 million; and (2) to reduce the minimum "Cash EBITDA" specified in the facility's financial covenant for the twelve-month period ended December 31, 2006 from $5 million to negative $32 million. The foregoing summary of Amendment No. 4 is qualified in its entirety by the full text of Amendment No. 4, which is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 4.1. Amendment No. 4, dated as of December 29, 2006, to the Loan and Security Agreement dated as of May 10, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: January 04, 2007	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
Senior Vice President & Secretary

Exhibit Index

Exhibit No.	Description
EX-4.1	Amendment No. 4 to Loan and Security Agreement